1600 MARKET STREET
                           PHILADELPHIA, PENNSYLVANIA



                           PURCHASE AND SALE AGREEMENT

                                     BETWEEN

                           MSA 1600 ASSOCIATES, L.P.,
                       a Pennsylvania limited partnership


                                     SELLER


                                       AND

                     HEALTH AND RETIREMENT PROPERTIES TRUST

                     a Maryland Real Estate Investment Trust

                                  ("PURCHASER")


                              As of March 13, 1998



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                           PURCHASE AND SALE AGREEMENT


         THIS PURCHASE AND SALE AGREEMENT ("Agreement") is made as of the 13th day of March, 1998 (the "Effective Date"), by and between MSA 1600 ASSOCIATES, L.P., a Pennsylvania limited partnership, c/o ERE Yarmouth, 787 Seventh Avenue, 46th Floor, New York, New York 10019 (the "Seller") and HEALTH AND RETIREMENT PROPERTIES TRUST, a Maryland real estate investment trust ("Purchaser"), 400 Centre Street, Newton, MA 02158.


                              W I T N E S S E T H:

         In consideration of covenants, promises and undertakings set forth herein, intending to be legally bound, and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each of Seller and Purchaser agrees as follows:


                                    ARTICLE I

                                PURCHASE AND SALE

         1.1 Agreement of Purchase and Sale. Subject to the terms and conditions hereinafter set forth, Seller agrees to sell and convey the Property to Purchaser, and Purchaser agrees to purchase the Property from Seller. The term "Property" shall mean, collectively, the following:

              (a) Certain land ("Land") located at 1600 Market Street in Philadelphia, Pennsylvania, more specifically described in Exhibit 1.1(a) attached hereto;

              (b) The buildings and improvements, and now situated on the Land (the "Improvements");

              (c) All furniture, personal property, machinery, apparatus, and equipment owned by Seller currently and used in the operation, repair and maintenance of the Land and Improvements and situated thereon (collectively," the "Personal Property"), to the extent listed on the inventory attached hereto as Exhibit 1.1(c). The Personal Property is subject to depletions, replacements and additions in the ordinary course of Seller's business;

              (d) All easements and appurtenances belonging to or inuring to the benefit of Seller and pertaining to the Land, if any;

              (e) The leases which are identified on the Schedule of Leases attached hereto as Exhibit 1.1(e), and any new leases entered into pursuant to
Section 5.4, which as of the Closing affect all or any portion of the Land or Improvements ("Leases");

              (f) All contracts and agreements ("Operating Agreements") which are listed on Exhibit 1.1(f) or which Purchaser is deemed to have approved pursuant to this Agreement relating to the operation or maintenance of the Land, Improvements or Personal Property, the terms of which extend beyond midnight of the day preceding the date of the Closing;

              (g) Seller's rights, if any, to the name "1600 Market Street";

              (h) Assignable warranties and guaranties issued to Seller in connection with the Improvements or Personal Property; and

              (i) All transferable consents authorizations, variances or waivers, licenses, permits and approvals from any governmental or quasi-governmental agency, department, board, commission, bureau or other entity or instrumentality solely in respect of the Land or Improvements.

         1.2 Price and Payment.

              1.2.1  Purchase  Price.   The  purchase  price  for  the  Property
("Purchase Price") is One Hundred Six Million Three Hundred Fifty Thousand Dollars ($106,350,000) U.S.

              1.2.2 Payment. The Purchase Price shall be paid by Purchaser to Seller as follows:

                   1.2.2.1 Prior to the execution of this Agreement by Purchaser, Purchaser has delivered to First American Title Insurance Company (the "Title Company") Two Million Dollars ($2,000,000) (the "First Deposit"). If Purchaser does not terminate this Agreement on or before the Approval Date (hereafter defined), then Purchaser shall deliver to the Title Company on the day after the Approval Date the additional sum of Two Million Dollars ($2,000,000) (the "Second Deposit"). The First Deposit and the Second Deposit, together with all interest earned thereon, are herein collectively called the "Deposit". The Deposit shall be held in escrow by the Title Company in accordance with the terms hereof. If Purchaser terminates this Agreement on or prior to the Approval Date, the Title Company shall promptly return the Deposit and all accrued interest to Purchaser. If Closing occurs, the Title Company shall pay the Deposit and all accrued interest to Seller on account of the Purchase Price.

                   1.2.2.2 At the Closing, Purchaser shall pay to Seller the Purchase Price (plus or less such amount as shall be the net amount due Seller, or credited to Purchaser, at Closing as a result of the provisions hereinafter in this Agreement, but net of the Deposit and accrued interest) by wire transfer of immediately available funds to one or more bank accounts to be designated by Seller.

         1.3 Closing. Payment of the Purchase Price and the closing hereunder (the "Closing") will take place on Monday, March 30, 1998 at the offices of Wolf, Block, Schorr and

Solis-Cohen LLP commencing at 10:00 a.m. local time, or at such other time and place as may be agreed upon in writing by Seller and Purchaser.


                                   ARTICLE II

                                TITLE AND SURVEY

         2.1 Title and Survey. Upon signing this Agreement, Purchaser, at its sole cost and expense, shall order a Commitment for title insurance on the Land to be issued by the Title Company, a copy of which shall be attached hereto as
Exhibit 2.1 ("Title Commitment"). Purchaser may, at its sole cost and expense, obtain a survey of the Land ("Survey"). Purchaser shall have until the date occurring ("Interim Date") ten (10) days after receipt of the Title Commitment or Survey, as the case may be, (but not later than the Approval Date) to provide written notice to Seller of any matters shown by the Title Commitment or Survey which are not satisfactory to Purchaser, which notice ("Title Notice") shall specify the reason such matter(s) are not satisfactory and the curative steps necessary to remove the basis for Purchaser's disapproval. Seller and Purchaser shall then have until the Approval Date to make such arrangements or take such steps as they shall mutually agree to satisfy Purchaser's objection(s); provided, however, that Seller shall have no obligation whatsoever to expend or agree to expend any funds, to undertake or agree to undertake any obligations, or otherwise to cure or agree to cure any title or survey objections, and Seller shall not be deemed to have any obligation to cure unless Seller expressly undertakes such an obligation by a written notice to, or written agreement with, Purchaser given or entered into on or prior to the Approval Date and which recites that it is in response to a Title Notice. Purchaser's sole right with respect to any Title Commitment or Survey matter to which it objects in a Title Notice given in a timely manner shall be to elect on or before the Approval Date to terminate this Agreement pursuant to Section 2.4, hereof. All matters shown on the Title Commitment and/or Survey with respect to which Purchaser fails to give a Title Notice on or before the last date for so doing, or with respect to which a timely Title Notice is given but Seller fails to undertake an express obligation to cure as provided above, shall be deemed to be approved by Purchaser and "'Permitted Encumbrances" as provided in Section 2.3 hereof, subject, however, to Purchaser's termination right provided in Section 2.4 hereof.

         2.2 Notwithstanding any provision set forth above in Section 2.2 to the contrary, Seller agrees, at or prior to the Closing:

                   (i) to furnish pay-off statements, valid through the business day following Closing, from all holders of mortgages of record, (such mortgages are herein called the "Seller Mortgage(s)") and to pay in full all Seller Mortgage(s);

                   (ii) to deliver to the Title Company an original executed copy of the Affidavit (as hereinafter defined);

                   (iii)  subject  to the  proration  provisions  set  forth  in
Section 4.4, to cause to be removed from the Title Commitment the exception for 1998 and prior year real estate taxes, provided that the same are currently due and payable;

                   (iv) subject to the proration provisions set forth in Section 4.4, to cause to be removed from the Title Commitment the exception for water and sewer rent to the date of Closing, provided that the same are currently due and payable;

                   (v) subject to the proration provisions set forth in Section 4.4, to cause to be removed from the Title Commitment the exception for fire service charges, provided that the same are currently due and payable;

                   (vi) to cause to be removed from the Title Commitment the requirement for proof with regard to the identity of the general partners in Seller; and

                   (vii) to deliver to the Title Company an affidavit that Seller has not filed an Election under Chapter 7 of Title 39 of the Pennsylvania Consolidated Statutes, provided that Seller has not filed such Election.

         2.3 Permitted Encumbrances. Unless Purchaser timely terminates this Agreement pursuant to Section 2.4 hereof, Purchaser shall be deemed to have approved the Property subject to the following (referred to herein collectively as "Permitted Encumbrances"):

              2.3.1 All exceptions to title shown in the Title Commitment or matters shown on the Survey which Purchaser has approved or is deemed to have approved pursuant to Section 2.2 hereof;

              2.3.2 All contracts and Leases in connection with the Property which Purchaser has approved or is deemed to have approved pursuant to this Agreement, including the contracts listed on Exhibit 1.1(f);

              2.3.3  The  lien  of  non-delinquent  real  property,   taxes  and
assessments (including the Special Services District Assessment);

              2.3.4 Rights of parties in possession pursuant to the Leases, whether or not shown by the public records;

              2.3.5 Subject to Purchaser's right to obtain a Survey and send Seller a Title Notice under Section 2.2, discrepancies, conflicts in boundary lines, shortages in area, encroachments, and any state of facts which an inspection of the Property would disclose, whether or not shown by the public records;
                                       -4-

              2.3.6 Subject to Purchaser's right to obtain a Survey and send Seller a Title Notice under Section 2.2, easements or claims of easements whether or not shown by the public records;

              2.3.7 Subject to the proration provisions of this Agreement, any service, installation, connection, maintenance or construction charges pursuant to the Operating Agreement s which Purchaser is required to assume pursuant to this Agreement, and any charges for sewer and water; and

              2.3.8 Leaseholds pursuant to the Leases, rights of vendors and holders of security interests on personal property installed upon the Property by tenants, and rights of tenants pursuant to the Leases to remove trade fixtures at the expiration of the term of the Leases. .

         2.4 Purchaser's Right to Terminate. If, as a result of its various investigations, Purchaser determines that purchasing the Property is not a suitable investment for its purposes, Purchaser shall have the right, by giving to Seller written notice ("Termination Notice") on or before Friday, March 27, 1998 ("Approval Date"), to terminate this Agreement. In the event this Agreement is timely terminated by Purchaser on or prior to the Approval Date, the Escrow Agent shall promptly return the Deposit and accrued interest to Purchaser, and neither party shall have any further rights or obligations under this agreement, except for the obligations which are stated in Section 10.21 to survive a termination of this Agreement. If for any reason whatsoever the Seller shall not have received the Termination Notice on or prior to the Approval Date, Purchaser shall be deemed to have irrevocably waived the right of termination granted under Section 2.4, and such right of termination shall be of no further force or effect, and Purchaser shall be bound to proceed to Closing and consummate the transaction contemplated hereby pursuant to the terms of this Agreement.

         2.5 Pre-Closing "Gap" Title Defects. Whether or not Purchaser shall have furnished to Seller a Title Notice, Purchaser may, at or prior to Closing, notify Seller in writing of any objections to title first arising between (a) the date which is the later of (i) the effective date of Purchaser's Title Commitment referred to above or (ii) the Effective Date, and (b) the Closing Date. With respect to any objections to title set forth in such notice, Seller shall have the same option to cure and Purchaser shall have the same option to accept title subject to such matters or to terminate this Agreement as those which apply to any Title Notice given by Purchaser before the Interim Date. If Seller elects to attempt to cure any such matters, the date for Closing shall be automatically extended by a reasonable additional time to effect such a cure, but in no event shall the extension exceed sixty (60) days after the date for Closing set forth in Section 1.3.3 hereof.

                                   ARTICLE III

                                   INSPECTIONS

         3.1 Right of Inspection. Prior to Closing, Purchaser shall have the right to make a physical inspection of the Property.

              3.1.1 Purchaser shall have the right to examine at such place or places at the Property, in the offices of the property manager or elsewhere as the same may be located, any operating files maintained by Seller or its property manager in connection with the leasing, maintenance and/or management of the Property, including, without limitation, the Leases, lease files, operating agreements, insurance policies, bills, invoices, receipts and other general records relating to the income and expenses of the Property, correspondence, surveys, plans and specifications, warranties for services and materials provided to the Property, engineering reports, environmental audits and similar materials.

              3.1.2 Purchaser shall not have the right to examine materials not directly related to the leasing, maintenance and/or management of the Property, such as Seller's internal memoranda, financial projections, budgets, appraisals, accounting and tax records and similar proprietary or confidential information.

              3.1.3 Purchaser understands and agrees that any on-site inspections of the Property shall be conducted upon at least twenty-four (24) hours' prior written notice to Seller and in the presence of Seller or its representative.

              3.1.4 Purchaser agrees to indemnify against and hold Seller harmless from any claim for liabilities, costs, expenses (including reasonable attorneys' fees actually incurred), damages or injuries arising out of or resulting from the inspection of the Property by Purchaser or its agents.

              3.1.5 All inspections shall occur at reasonable times agreed upon by Seller and Purchaser and shall be conducted so as not to interfere unreasonably with use of the Property by Seller or its tenants.


                                   ARTICLE IV

                             OBLIGATIONS AT CLOSING

         4.1 Seller's Deliveries at Closing. Seller shall deliver at the Closing the following:

              (a) a duly executed special warranty deed (the "Deed") conveying the Land and Improvements, subject to the Permitted Exceptions; the warranty of title in the Deed will be only as to claims made by, through or under Seller and not otherwise;

              (b) a duly executed bill of sale conveying the Personal Property, without warranty of title or use and without warranty, expressed or implied, as to merchantability and fitness for any purpose (it being acknowledged and agreed, however, that no agreement has been made between Seller and Purchaser with respect to an allocation of any portion of the Purchase Price to the Personal Property);

              (c) a duly executed Assignment and Assumption Agreement ("Lease Assignment Agreement") wherein Seller shall assign to Purchaser, and Purchaser shall assume, the landlord/lessor interest in and to the Leases and pursuant to which Purchaser shall indemnify Seller and hold Seller harmless from and against any and all claims pertaining to the Leases arising from and after the Closing, including without limitation, claims made by tenants with respect to tenants' security deposits to the extent paid, credited or assigned to Purchaser;

              (d) a duly executed Assignment and Assumption Agreement ("Operating Agreement Assignment Agreement") wherein Seller shall assign to Purchaser, and Purchaser shall assume, Seller's interest in the Operating Agreements, to the extent assignable, and Purchaser shall indemnify Seller and hold Seller harmless from and against any and all claims pertaining to the Operating Agreements arising from and after the Closing;

              (e) the Leases which are still in effect as of Closing and any new leases entered into pursuant to this Agreement; and a current listing of any tenant security deposits and prepaid rents held by Seller with respect to the Property;

              (f) copies of all Operating Agreements relating to the Property;

              (g) a Certification Statement from the Department of Licenses and Inspections of the City of Philadelphia regarding outstanding notices of violations and the legality or illegality of the existing use;

              (h) copies of all transferable warranties and guarantees then in effect, if any, with respect to the Improvements or any repairs or renovations to the Improvements and Personal Property;

              (i) copies of books and records at or relating to the Property held by or for the account of Seller, including without limitation, plans and specifications and lease applications, to the extent available;

              (j) a Seller's Title Company Affidavit in the form attached hereto as Exhibit 4.1(j) (the "Affidavit");

              (k) a certificate of Seller to the effect that the representations and warranties of Seller set forth in Section 5.1 are true and correct in all material respects as of Closing, or setting forth any material respect in which any thereof is not true and correct;

              (l) partnership and corporate authorizations for Seller in form and substance reasonably satisfactory to Purchaser;

              (m) an incumbency affidavit for Seller in form and substance reasonably satisfactory to Purchaser;

              (n) tenant notice letters in the form attached hereto as Exhibit 4.1(n);

              (o) A FIRPTA affidavit in the form attached hereto as Exhibit 4.1(o); and

              (p) Such other documents, instruments or other papers or things necessary to carry out the obligations of Seller hereunder, provided such do not impose any liability or obligation upon Seller in excess of the liabilities and obligations they have agreed to bear pursuant to this Agreement.

         4.2 Purchaser's Deliveries at Closing. Purchaser shall deliver at the Closing the following:

              (a) the Purchase Price (by causing the Title Company to disburse to Seller the Deposit, and by Purchaser paying the balance of the Purchase Price);

              (b) authorizations for Purchaser in form and substance reasonably satisfactory to Seller;

              (c) incumbency affidavits for Purchaser in form and substance reasonably satisfactory to Seller;

              (d) a letter duly executed by Purchaser, confirming that Purchaser is not acquiring the Property with the assets of an employee benefit plan as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974 ("ERISA"); and, in the event Purchaser is unable or unwilling to make such a representation, Purchaser shall be deemed to be in default hereunder, and Seller shall have the right to terminate this Agreement and to receive and retain the Deposit;

              (e) a Certificate of Purchaser to the effect that the representations and warranties of Purchaser set forth in Section 5.5 are true and correct in all material respects as of Closing, or setting forth any material respect in which any thereof is not true and correct;

              (f) a duly executed Lease Assignment Agreement;

              (g) a duly executed Operating Agreement Assignment Agreement; and

              (h) such other documents, instruments or other papers or things necessary to carry out the obligations of Purchaser hereunder, provided such do not impose any liability or obligation upon Purchaser in excess of the liabilities and obligations Purchaser has agreed to bear pursuant to this Agreement.

         4.3 Purchaser's Cooperation. Purchaser shall, at Seller's expense, cooperate with Seller for a period of seven (7) years after Closing in case of Seller's need in response to any legal requirement, a tax audit, tax return preparation or litigation threatened or brought against Seller, by allowing Seller and its agents or representatives access, upon reasonable advance notice (which notice shall identify the nature of the information sought by Seller), at all reasonable times, to examine and make copies of any and all instruments, files and records which relate to the Property during the period of Seller's ownership thereof; and during said seven-year period, Purchaser shall retain and not dispose of said instruments, files and records..

         4.4 Credits and Prorations.

              4.4.1 The following shall be apportioned between Seller and Purchaser with respect to the Property as of 12:01 a.m., on the day of Closing, as if Purchaser were vested with title to the Property during the entire day upon which Closing occurs:

              (a) Rents, if any, as and when collected (the term "rents" as used in this Agreement includes all payments due and payable by tenants under the Leases);

              (b) real estate taxes and assessments (including the Special Services District Assessments) levied against the Property;

              (c) payments under the Operating Agreements;

              (d) vault charges;

              (e) water and sewer charges;

              (f) gas, electricity, steam and other utility charges for which Seller is liable, if any, such charges to be apportioned at Closing on the basis of the most recent meter reading occurring prior to Closing; and

              (g) any other operating expenses or other items pertaining to the Property which are customarily prorated between a purchaser and a seller in the area in which the Property is located.

         4.5  Additional   Financial   Obligations.   Notwithstanding   anything
contained in the foregoing provisions:

              (a) At Closing, (A) Seller shall, at Seller's option, either deliver to Purchaser any security deposits actually held by Seller pursuant to the Leases or credit to the account of Purchaser the amount of such security deposits (to the extent such security deposits are not applied against delinquent rents or otherwise as provided in the Leases), and (B) Purchaser shall credit to the account of Seller all refundable cash or other deposits posted with utility companies serving the Property or governmental agencies, or, at Seller's option, Seller shall be entitled to receive and retain such refundable cash and deposits.

              (b) Any real estate taxes and Special Services District Assessments paid at or prior to Closing shall be prorated based upon the amounts actually paid. If such taxes and assessments for the current period have not been paid before Closing, Seller shall be charged at Closing an amount equal to that portion of such taxes and assessments which relates to the period before Closing and Purchaser shall pay the taxes and assessments prior to their becoming delinquent. Any such apportionment made with respect to a tax year or assessment period for which the tax rate or assessment, or both, have not yet been fixed shall be based upon the tax rate and/or assessment last fixed. To the extent that the actual taxes and assessments for the current year or assessment period differ from the amount apportioned at Closing, the parties shall make all necessary adjustments by appropriate payments between themselves following Closing.

              (c) Charges referred to above which are payable by any tenant to a third party shall not be apportioned hereunder and Purchaser shall look solely to the tenant responsible therefor for the payment of the same.

              (d) Seller shall receive the entire advantage of any discounts for the prepayment by Seller of any taxes, water rates or sewer rents attributable to the period of Seller's ownership of the Property.

              (e) The Personal Property is included in this sale, without further charge, except that: (A) Purchaser shall have the option (by notice to Seller on or prior to the Approval Date) either to (I) purchase from Seller, at Seller's cost, and pay to Seller at Closing, for any supplies which are in unopened containers on the Property at the time of Closing, the amount of such supplies and the cost thereof to be determined as of the day before the date of Closing by a certificate of an agent or employee of Seller or (II) require Seller to remove such supplies within 30 days after Closing; and (B) Purchaser shall have the option (by notice to Seller on or prior to the Approval Date) either to (I) purchase from Seller, at its fair market value, and pay to Seller at Closing for the R-11 refrigerant for the chillers in the Improvements, the fair market value of such R-11 Refrigerant to be reasonably determined by Seller as of the day before the date of Closing by a certificate of an agent or employee of Seller or (II) require Seller to remove the R-11 Refrigerant from the Improvements within thirty (30) days after Closing. If, pursuant to this subsection, Purchaser shall have required Seller to remove such supplies or refrigerant, Seller shall be deemed to have abandoned that property if Seller does not effect such removal within such thirty (30) day period.

              (f) (i) Purchaser shall be responsible for payment of: (A) all Tenant Inducement Costs (as hereinafter defined) which become due and payable (whether before or after Closing): (1) as a result of any renewals or expansions of existing Leases from and after the Effective Date pursuant to renewal or expansion rights set forth in such existing Leases and (2) under any new Leases, approved or deemed approved in accordance with Section 5.4 hereof, entered into between the Effective Date and the date of Closing; and (B) all Tenant Inducement Costs which become due and payable from and after the date of Closing.

                   (ii) Seller shall be responsible for the payment to PNC, any real estate brokers or other entitled third parties, of all Tenant Inducement Costs (whether before or after Closing) resulting from the exercise by PNC Bank, NA of its expansion option for floors 6 through 10.

                   (iii) If, as of the date of Closing, Seller shall have paid any Tenant Inducement Costs or leasing commissions for which Purchaser is responsible pursuant to the foregoing provisions, Purchaser shall reimburse Seller therefor at Closing.

                   (iv) In addition, Purchaser shall pay to Seller the sum of Four Million Six Hundred Thirty-Four Thousand Nine Hundred Ninety-One Dollars ($4,634,991) at Closing, being an amount representing Tenant Inducement Costs anticipated to have been incurred prior to the Effective Date.

                   (v) For purposes hereof, the term "Tenant Inducement Costs" shall mean: (A) any out-of-pocket payments required under a Lease to be paid by the landlord thereunder to or for the benefit of the tenant thereunder, including, without limit thereto, tenant improvement costs, tenant allowances, lease buy out costs, and moving, design, refurbishment and club membership allowances and (B) any leasing commissions relating to any lease.

              (g) Unpaid and delinquent rent collected by Seller and Purchaser after the date of Closing shall be delivered as follows: (a) if Seller collects any unpaid or delinquent rent for the Property, Seller shall, within fifteen
(15) days after the receipt thereof, deliver to Purchaser any such rent which Purchaser is entitled to hereunder relating to the date of Closing and any period thereafter, and (b) if Purchaser collects any unpaid or delinquent rent from the Property, Purchaser shall, within fifteen (15) days after the receipt thereof, deliver to Seller any such rent which Seller is entitled to hereunder relating to the period prior to the date of Closing. Seller and Purchaser agree that (i) all rent received by Seller or Purchaser within the first ninety (90) day period after the date of Closing shall be applied first to delinquent rentals, if any, in the order of their maturity, and then to current rentals, and (ii) all rent received by Seller or Purchaser after the first ninety (90) day period after the date of Closing shall be applied first to current rentals and then to delinquent rentals, if any, in inverse order of maturity. Purchaser will collect all rents in the usual course of Purchaser's operation of the Property, but Purchaser will not be obligated to institute any lawsuit or other collection procedures to collect delinquent rents. In the event that there shall be any rents or other charges under any Leases which, although relating to a period prior to Closing, do not become due and payable until after Closing or are paid prior to Closing but are subject to adjustment after

Closing (such as year end common area expense reimbursements and the like), then any rents or charges of such type received by Purchaser or its agents or Seller or its agents subsequent to Closing shall, to the extent applicable to a period extending through the Closing, be prorated between Seller and Purchaser as of Closing and Seller's portion thereof shall be remitted promptly to Seller by Purchaser.

              (h) Pursuant to the provisions of the Lease between Seller and J. Reckner, Seller has agreed to provide to the tenant an allowance for tenant improvements at the rate $26.00 per square foot. The actual cost of the tenant improvements for J. Reckner will exceed $26.00 per square foot and Seller has entered into a construction contract for the construction of the tenant improvements for a contract sum in excess of $26.00 per square foot. J. Reckner has agreed to reimburse the Seller for the amount by which the actual cost of the tenant improvements exceeds the allowance of $26.00 per square foot. Seller shall retain at Closing the right to receive this reimbursement from J. Reckner and if it is not received by Seller prior to Closing, it shall be treated pursuant to subsection (g) above as if it were delinquent rent due prior to Closing.

         4.6 Closing Costs.

              (a) Seller shall pay (i) the fees of any counsel representing it in connection with this transaction; and (ii) one-half (1/2) of any escrow fee charged by the Title Company.

              (b) Purchaser shall pay (i) the fees of any counsel representing Purchaser in connection with this transaction; (ii) the fee for the title examination and the Title Commitment and the premium for the Owner's Policy of Title Insurance to be issued to Purchaser by the Title Company at Closing; (iii) the cost of the Survey; (iv) the fees for recording the deed conveying the Property to Purchaser; (v) all Realty Transfer Taxes and/or fees, documentary stamp taxes or similar taxes which become payable by reason of the transfer of the Property; and (vi) one-half (1/2) of any escrow fee charged by the Title Company.

              (c) All other costs and expenses incident to this transaction and the closing thereof shall be paid by the party incurring same.

         4.7 Conditions Precedent to Obligation of Purchaser. The obligation of Purchaser to consummate the transaction hereunder shall be subject to the fulfillment on or before the date of Closing of all of the following conditions, any or all of which may be waived by Purchaser in its sole discretion:

              (a) Seller shall have delivered to Purchaser all of the items required to be delivered to Purchaser pursuant to the terms of this Agreement.

              (b) (i) All of the representations and warranties of Seller contained in this Agreement shall be true and correct in all material respects as of the date of Closing (with appropriate modifications permitted under this Agreement or not materially adverse to Purchaser).

                   (ii) In no event shall Seller be liable to Purchaser for, or be deemed to be in default hereunder by reason of, any breach of a representation or warranty which results from any change that (i) occurs between the Effective Date and the date of Closing and (ii) is expressly permitted under the terms of this Agreement or is beyond the reasonable control of Seller to prevent; provided, however, that the occurrence of a change which is not permitted hereunder or is beyond the reasonable control of Seller to prevent shall, if materially adverse to Purchaser, constitute the non-fulfillment of the condition set forth in this Section 4.7(b). If, despite changes or other matters, the Closing occurs, Seller's representations and warranties set forth in this Agreement shall be deemed to have been modified by such changes or other matters.

              (c) Seller shall have performed and observed, in all material respects, all covenants and agreements of this Agreement to be performed and observed by Seller as of the date of Closing.

         4.8 Conditions Precedent to Obligation of Seller. The obligation of Seller to consummate the transaction hereunder shall be subject to the fulfillment on or before the date of Closing of all of the following conditions, any or all of which may be waived by Seller in its sole discretion:

              (a) Seller shall have received the Purchase Price as adjusted pursuant to and payable in the manner provided for in this Agreement.

              (b) Purchaser shall have delivered to Seller all of the items required to be delivered to Seller pursuant to the terms of this Agreement.

              (c) All of the representations and warranties of Purchaser contained in this Agreement shall be true and correct in all material respects as of the date of Closing (with appropriate modifications permitted by this Agreement or not materially adverse to Seller).

              (d) Purchaser shall have performed and observed, in all material respects, all covenants and agreements of this Agreement to be performed and observed by Purchaser as of the date of Closing.


                                    ARTICLE V

                    REPRESENTATIONS, WARRANTIES AND COVENANTS

         5.1 Representations and Warranties of Seller. Seller hereby makes the following representations and warranties to Purchaser as of the Effective Date:

              5.1.1 Organization and Authority. Seller is a limited partnership duly organized and is validly existing under the laws of the Commonwealth of Pennsylvania, has the full right and authority to enter into this Agreement and, subject to the provisions of Section 10.6 hereof, to transfer all of the Property to be conveyed by Seller pursuant hereto and to consummate or cause to be consummated the transactions contemplated herein to be made by Seller. The person signing this Agreement on behalf of Seller is authorized to do so.

              5.1.2 Pending Actions. To Seller's knowledge, there is no action, suit, arbitration, unsatisfied order or judgment, governmental investigation or proceeding pending against the Property or the transactions contemplated by this Agreement, which, if adversely determined, could individually or in the aggregate have a material adverse effect on the Property or any portion thereof or which could in any material way interfere with the consummation by Seller of the transaction contemplated by this Agreement.

              5.1.3 Leases.

              (a) Seller is the lessor or landlord or the successor lessor or landlord under the Leases.

              (b) To Seller's knowledge, the Leases are in full force and effect and true, correct and complete copies thereof have been delivered to Purchaser.

              (c) Except as expressly provided in this Agreement or the Leases, to Seller's knowledge, Seller has no outstanding obligation to provide any tenant with an allowance to construct, or to construct, at its own expense, any tenant improvements.

              (d) To Seller's knowledge, no tenant under the Leases has filed a petition in bankruptcy or for the approval of a plan of reorganization or management under the Federal Bankruptcy Code or any similar state law or made an admission in writing as to the relief therein provided or otherwise become the subject of any proceeding under any federal or state bankruptcy or insolvency law, or has admitted in writing its inability to pay its debts as they become due or made an assignment for the benefit of creditors, or has petitioned for the appointment of or has had appointed a receiver, trustee or custodian of any of its property.

              (e) Except as set forth in the Lease Schedule  attached  hereto as
Exhibit 1.1(e), to Seller's knowledge, there are no other leases or occupancy agreements to which Seller is a party affecting the Property.

              (f) Except as otherwise set forth in the Leases, to Seller's knowledge, no presently effective rent concessions have been given to any tenants and no rent has been paid in advance by any tenants respecting a period subsequent to the Closing.

              (g) Except as set forth in the Lease Schedules  attached hereto as
Exhibit 1.1(e), no tenants have asserted in written notice to Seller any claims, defenses or offsets to rent accruing from and after the date of Closing.

              (h) Except as set forth in the Lease Schedules  attached hereto as
Exhibit 1.1(e), to Seller's knowledge, no monetary default and no other material default, delinquency or breach exists on the part of any tenant.

              (i) Except as set forth in the Lease Schedules  attached hereto as
Exhibit 1.1(e), there are no material defaults or breaches on the part of the landlord under any Lease.

              (j) In the event that any Tenant Estoppel delivered to Purchaser with respect to any Lease shall contain any statement of fact, information or other matter which is inconsistent with the matters stated in Seller's representations in this Section 5.1.3, the Tenant Estoppel shall control and
Seller shall have no liability for any claim based upon a breach of representation regarding such statement of fact, information or other matter contained in the Tenant Estoppel.

              (k) Notwithstanding anything to the contrary contained in this Agreement, Seller does not represent or warrant that any particular Lease will be in force or effect at Closing or that the tenants under the Leases will have performed their obligations thereunder.

              (l) Except as otherwise expressly provided in this Agreement, the termination of any Lease prior to Closing by reason of the tenant's default shall not affect the obligations of Purchaser under this Agreement in any manner or entitle Purchaser to an abatement of or credit against the Purchase Price or give rise to any other claim on the part of Purchaser.

              5.1.4 Lease Brokerage. To Seller's knowledge, there are no lease brokerage agreements, leasing commission agreements or other agreements providing for payments of any amounts for leasing activities or procuring tenants with respect to the Property other than as disclosed in Exhibit 5.1.4.

              5.1.5 No Violations. Except as set forth on Exhibit 5.1.5, Seller has not received any written notice from any governmental or public authority
(i) that the Property is in violation of any applicable housing, fire, health, building, safety, use, occupancy or zoning laws or ordinance where such violation remains uncorrected and outstanding or (ii) that any work is required to be done upon or in connection with the Property, where such work remains outstanding and, if unaddressed, would have a material adverse effect on the use of the Property as currently owned and operated.

              5.1.6 Condemnation. To Seller's knowledge, no eminent domain proceedings relating to the Property are pending or threatened.

              5.1.7 Insurance. To Seller's knowledge, Seller has not received any written notice from any insurance company or board of fire underwriters of any defects or inadequacies in or on the Property or any part or component thereof that would materially and adversely affect the insurability of the Property or cause any material increase in the premiums for insurance for the Property that have not been cured or repaired.

              5.1.8 Environmental Matters.

              (a) Except as set forth in any environmental assessment reports in Seller's possession and disclosed to Purchaser or as otherwise disclosed to Purchaser, to Seller's knowledge, Seller has received no written notification from any governmental or quasi-governmental authority that it has determined that there are any violations of environmental statutes, ordinances or regulations affecting the Property.

              (b) As used herein, "Hazardous Substances" means all hazardous or toxic materials, substances, pollutants, contaminants, or wastes currently identified as a hazardous substance or waste in the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (commonly known as "CERCLA"), as amended, the Superfund Amendments and Reauthorization Act (commonly known as "SARA"), the Resource Conservation and Recovery Act (commonly known as "RCRA"), or any other federal, state or local legislation or ordinances applicable to the Property.

              (c) Purchaser waives and releases Seller from any present or future claims by Purchaser arising from or relating to the presence or alleged presence of any Hazardous Substances in, on, under or about the Property including, without limitation, any claims under or on account of (i) CERCLA, SARA, RCRA, and similar state statutes, and any regulations promulgated thereunder, (ii) any other federal, state or local law, ordinance, rule or regulation, now or hereafter in effect, that deals with or otherwise in any manner relates to, environmental matters of any kind, or (iii) the common law.

              5.1.9 The zoning classification of the Property is C-5 Commercial and the present use of the Property is in compliance with the applicable provisions of the Philadelphia Zoning Code.

              5.1.10 Agreements, Etc. Other than the Leases, the Permitted Encumbrances and the Operating Agreements, Seller has not entered into any contract or agreement with respect to the Property which will be binding on Purchaser after the Closing, other than contracts and agreements which Purchaser has agreed in writing to assume prior to the Approval Date or which are terminable upon thirty (30) days notice without payment of premium or penalty.

         5.2 Knowledge Defined. References to the "knowledge" of Seller shall refer only to the current actual knowledge of the Designated Employees (as hereinafter defined) and shall not be construed, by imputation or otherwise, to refer to the knowledge of Seller, or any affiliate of Seller, to any property manager, or to any other officer, agent, manager, representative or employee of Seller, or any affiliate of Seller, or to impose upon such Designated Employees any duty to investigate the matter to which such current actual knowledge, or the absence thereof, pertains. As used herein, the term "Designated Employees" shall refer to the following persons: (a) Joseph C.

Thomas, Jr., and; (b) Mark Melhuish, who are the Property Asset Manager's principal employees responsible for the management of the Property.

         5.3 Survival of Seller's Representations and Warranties.

              (a) The representations and warranties of Seller set forth in this Agreement as updated by the Certificate of Seller delivered to Purchaser at Closing pursuant to subsection 4.1(k) shall survive Closing for a period of 180 days.

              (b) No claim for a breach of any representation or warranty of Seller shall be actionable or payable: (i) if the breach in question results from or is based on a condition, state of facts or other matter which was known to Purchaser prior to Closing; or (ii) unless the valid claims for all such breaches collectively aggregate more than Fifty Thousand Dollars ($50,000), in which event, the full amount of such claims shall be actionable; and (iii) unless written notice containing a description of the specific nature of such breach shall have been given by Purchaser to Seller prior to the expiration of said 180 day period and an action shall have been commenced by Purchaser against Seller within 270 days of Closing.

         5.4 Continuing Obligations of Seller. Seller hereby agrees with Purchaser as follows:

              5.4.1 From the Effective Date until the Closing or earlier termination of this Agreement, Seller shall use reasonable efforts to operate and maintain the Property in a manner generally consistent with the manner in which Seller has operated and maintained the Property prior to the date hereof.

              5.4.2 Seller shall use reasonable efforts (but without obligation to incur any cost or expense) to obtain and deliver to Purchaser prior to Closing, a written estoppel certificate in the form of Exhibit 5.4.2 attached hereto or on such other form as may be provided for in any Lease, signed by each tenant occupying space in the Improvements. The signed certificates are referred to herein as the "Tenant Estoppels". If, after the use of reasonable efforts, Seller has not obtained Tenant Estoppels from each of PNC Bank, N.A.; Schnader, Harrison, Segal & Lewis; and Peat Marwick, Purchaser shall have the right to terminate this Agreement by written notice to Seller given on or before the sooner of (a) the date of Closing or (b) the date occurring two days after the date on which Seller has notified Purchaser that Seller will not be able to obtain the Estoppel Certificates from the three tenants designated above. If Purchaser terminates this Agreement pursuant to the preceding sentence, the Deposit and all interest accrued thereon shall be returned to Purchaser and neither party shall have any further rights or obligations under this Agreement, except as otherwise provided in Section 10.21 below.

              5.4.3 A copy of any request by a tenant under any of the Leases for the agreement of Seller to consent to a renewal or expansion of an existing Lease (to the extent such consent or approval is required) or to enter into a new Lease, all for occupancy of 1,000 square feet or more of space in the Improvements ("Major Lease Transaction") which Seller wishes to grant or execute between the Effective Date and the date of Closing will be submitted to Purchaser prior to execution by Seller. With respect to each such Major Lease
Transaction:

              (a) Purchaser agrees to notify Seller in writing within five (5) business days after its receipt thereof of either its approval or disapproval, including all Tenant Inducement Costs and leasing commissions to be incurred in connection therewith.

              (b) In the event Purchaser informs Seller that Purchaser does not approve the Major Lease Transaction, which approval shall not be unreasonably withheld, Seller shall have the option to cancel this Agreement by written notice thereof to Purchaser within five (5) business days after Seller's receipt of written notice of Purchaser's disapproval thereof and, upon refund and payment of the Deposit to Purchaser, neither party shall have any further liability or obligation hereunder, unless Purchaser shall, within two (2) business days after Seller's termination notice, rescind its disapproval of such Major Lease Transaction.

              (c) In the event Purchaser fails to notify Seller in writing of its approval or disapproval of the Major Lease Transaction within the five (5) day time period for such purpose set forth above, such failure shall be deemed the approval by Purchaser.

              (d) At Closing, Purchaser shall reimburse Seller for any Tenant Inducement Costs, leasing commissions and other expenses, including legal fees, incurred by Seller pursuant to each Major Lease Transaction approved (or deemed approved) after the Effective Date by Purchaser.

              (e) Seller shall have the unrestricted right to enter into new Leases for less than 1,000 square feet of space in the Improvements or grant its approval (to the extent required) to a renewal of existing Leases for less than 1,000 square feet so long as such Leases or renewals are within the guidelines set forth in Exhibit 5.4.3(e).

         5.5 Representations and Warranties of Purchaser. Purchaser hereby represents and warrants to Seller as of the date of this Agreement and as of the date of Closing:

              5.5.1 Purchaser is not acquiring the Property with the assets of an employee benefit plan as defined in Section 3(3) of ERISA.

              5.5.2 Purchaser has the full right, power and authority to purchase the Property as provided in this Agreement, is acting as the principal in this transaction with the authority to carry out Purchaser's obligations hereunder, and all requisite action necessary to authorize Purchaser to enter into this Agreement and to carry out its obligations hereunder have been, or by the Closing will have been, taken. The person signing this Agreement on behalf of Purchaser is authorized to do so.

              5.5.3 There is no action, suit, arbitration, unsatisfied order or judgment, government investigation or proceeding pending against Purchaser which, if adversely determined, could individually or in the aggregate materially interfere with the consummation of the transactions contemplated by this Agreement.

              5.5.4 No petition in bankruptcy (voluntary or otherwise), assignment for the benefit of creditors, or petition seeking reorganization or arrangement or other action under Federal or State bankruptcy laws is pending against or contemplated by Purchaser or any of its general partners.

              5.5.5 As of the Closing, Purchaser acknowledges and agrees that it will have inspected the Property fully and completely (to the extent Purchaser determines to do so in its sole discretion) at its expense and will have ascertained to its satisfaction the extent to which the Property complies with applicable zoning, building, environmental, health and safety and all other laws, codes and regulations.

              5.5.6 As of the Closing, Purchaser acknowledges and agrees that it will have reviewed the Leases, contracts, expenses and other matters relating to the Property and, based upon its own investigations, inspections, tests and studies, will have determined whether to purchase the Property.

         5.6 Survival of Purchaser's Representations and Warranties. The representation and warranties of Purchaser set forth in this Agreement, as they may be updated by the Certificate of Purchaser delivered to Seller at Closing, pursuant to subsection 4.2(e), shall survive Closing for a period of 270 days.

         5.7 Continuing Obligations of Purchaser. Purchaser hereby agrees with Seller that Purchaser shall, in connection with its investigation of the Property prior to Closing, inspect the Property for the presence of Hazardous Substances and shall furnish to Seller copies of any reports received by Purchaser in connection with any such inspection. Purchaser hereby assumes full responsibility for such inspections and, except for claims based on representations or warranties contained in Section 5.1.8, irrevocably waives any claim against Seller arising from the presence of Hazardous Substances on the Property. Purchaser shall also furnish to Seller copies of any other reports received by Purchaser relating to any other inspections of the Property conducted on Purchaser's behalf, if any (including, specifically, without limitation, any reports analyzing compliance of the Property with the provisions of the Americans with Disabilities Act ("ADA"), 42 U.S.C. ss.12101, et seq., if applicable).


                                   ARTICLE VI

                                     DEFAULT

         6.1 Default by Purchaser. If Purchaser fails to complete Closing in default of Purchaser's obligations under this Agreement, Seller shall be entitled, as its sole remedy , to terminate this Agreement and receive the Deposit as liquidated damages for the breach of this Agreement. It is agreed between the parties hereto that the actual damages to Seller in the event of such breach are impractical to ascertain and the amount of the Deposit is a reasonable estimate thereof.

         6.2 Default by Seller. If Seller fails to consummate this Agreement for any reason (other than Purchaser's default, Seller's inability to perform its obligations hereunder, or the permitted termination of this Agreement by Seller or Purchaser as herein expressly provided, (in which event Purchaser's sole remedy shall be to terminate this Agreement and have the Deposit returned)), Purchaser shall be entitled, as its sole and exclusive remedy, either (a) to receive the return of the Deposit and all interest accrued thereon, which return shall operate to terminate this Agreement and release Seller from any and all liability hereunder, or (b) to enforce specific performance of or Seller's obligation to execute the documents required to convey the Property to Purchaser; it is understood and agreed that the remedy of specific performance shall not be available to enforce any other obligation of Seller hereunder.

              6.2.1 Purchaser expressly waives its rights to seek damages in the event of or Seller's default hereunder.

              6.2.2 Purchaser shall be deemed to have elected to terminate this Agreement and receive back the Deposit and all interest accrued thereon if Purchaser fails to file suit for specific performance against Seller in a court having jurisdiction in Philadelphia, Pennsylvania on or before sixty (60) days following the date upon which Closing was to have occurred.


                                   ARTICLE VII

                                  RISK OF LOSS

         7.1 Minor Damage. In the event of loss or damage to the Property or any portion thereof which is not "major" (as hereinafter defined), this Agreement shall remain in full force and effect provided Seller performs any necessary repairs or, at Seller's option, assigns to Purchaser all of Seller's right, title and interest to any claims and proceeds Seller may have with respect to any casualty insurance policies or condemnation awards relating to the premises in question.

              7.1.1 In the event that Seller elects to perform repairs upon the Property, Seller shall use reasonable efforts to complete such repairs promptly and the date of Closing shall be extended a reasonable time in order to allow for the completion of such repairs. Any such repairs shall be performed to the reasonable satisfaction of Purchaser.

              7.1.2 If Seller elects to assign a casualty claim to Purchaser, the Purchase Price shall be reduced by the amount applicable to such claim of any deductible amounts under Seller's insurance policy.

         7.2 Major Damage. In the event of a "major" loss or damage, Purchaser may terminate this Agreement by written notice to the Seller, in which event the Deposit (and all interest accrued thereon) shall be returned to Purchaser.

              (a) If Purchaser elects not to terminate this Agreement within ten
(10) business days after Seller sends Purchaser written notice of the occurrence of major loss or damage, then Purchaser shall be deemed to have elected to proceed with Closing, in which event Seller shall assign to Purchaser all of Seller's right, title and interest to any claims and proceeds Seller may have with respect to any casualty insurance policies or condemnation awards relating to the premises in question.

         7.3 Risk of Loss. Upon Closing, full risk of loss with respect to the Property shall pass to Purchaser.

         7.4 Definition of "Major" Loss or Damage. For purposes of Sections 7.1 and 7.2, "major" loss or damage refers to the following: (i) loss or damage to the Property or any portion thereof such that the cost of repairing or restoring the premises in question to a condition substantially identical to that of the premises in question prior to the event of damage would be, in the opinion of an architect selected by Seller and reasonably approved by Purchaser, equal to or greater than Two Million Dollars ($2,000,000), (ii) any loss due to a condemnation which permanently and materially impairs the current use of the Property, and (iii) any loss or damage such that any of PNC Bank, N.A., Schnader, Harrison, Segal & Lewis or Peat Marwick shall have the right to terminate its lease.

         7.5 Casualty Insurance. Seller covenants that it maintains, and, until Closing, shall continue to maintain so-called "all risk" property insurance on a replacement cost basis in the amount of $200,710,000.


                                  ARTICLE VIII

                                   COMMISSIONS

         8.1 Brokerage Commissions.

              (a) In the event the transaction contemplated by this Agreement is consummated, but not otherwise, Seller agrees to pay to Eastdil Realty Company, L.L.C. (the "Broker") at Closing a brokerage commission pursuant to a separate written agreement between Seller and Broker.

              (b) Each of Seller and Purchaser represents and warrants to the other that it dealt with no broker or finder in this transaction, other than the Broker. Each party agrees that should any claim be made for brokerage commissions or finder's fees by any broker or finder other than the Broker by, through or on account of any acts of said party or its representatives, or should its representation and warranty in this Section 8.1(b) be untrue, said party will indemnify and hold the other party free and harmless from and against any and all loss, liability, cost, damage and expense in connection therewith or by reason thereof.


                                   ARTICLE IX

                             DISCLAIMERS AND WAIVERS

         9.1 No Reliance on Documents. Except as expressly stated herein, Seller makes no representation or warranty as to the truth, accuracy or completeness of any materials, data or information delivered by or on behalf of Seller to Purchaser in connection with the transaction contemplated hereby.

              9.1.1 Purchaser acknowledges and agrees that all materials, data and information delivered by or on behalf of Seller to Purchaser in connection with the transaction contemplated hereby are provided to Purchaser as a convenience only and that any reliance on or use of such materials, data or information by Purchaser shall be at the sole risk of Purchaser, except as otherwise expressly stated herein.

              9.1.2 Without limiting the generality of the foregoing provisions, Purchaser acknowledges and agrees that (a) any environmental or other report with respect to the Property which is delivered by or on behalf of Seller to Purchaser shall be for general informational purposes only, (b) Purchaser shall not have any right to rely on any such report delivered by or on behalf of Seller to Purchaser, but rather will rely on its own inspections and investigations of the Property and any reports commissioned by Purchaser with respect thereto, and (c) neither Seller, any affiliate of Seller nor the person or entity which prepared any such report delivered by or on behalf of Seller to Purchaser shall have any liability to Purchaser for any inaccuracy in or omission from any such report.

         9.2 Disclaimers. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, IT IS UNDERSTOOD AND AGREED THAT SELLER IS NOT MAKING AND HAS NOT AT ANY TIME MADE ANY WARRANTIES OR REPRESENTATIONS OF ANY KIND OR CHARACTER, EXPRESSED OR IMPLIED, WITH RESPECT TO THE PROPERTY, INCLUDING, BUT NOT LIMITED TO, ANY WARRANTIES OR REPRESENTATIONS AS TO HABITABILITY, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, TITLE (OTHER THAN SELLER'S SPECIAL WARRANTY OF TITLE TO BE SET FORTH IN THE DEED), ZONING, TAX CONSEQUENCES, LATENT OR PATENT PHYSICAL OR ENVIRONMENTAL CONDITION, UTILITIES, OPERATING HISTORY OR PROJECTIONS, VALUATION, GOVERNMENTAL APPROVALS, THE COMPLIANCE OF THE PROPERTY WITH GOVERNMENTAL LAWS, THE TRUTH, ACCURACY OR COMPLETENESS OF THE PROPERTY DOCUMENTS OR ANY OTHER INFORMATION PROVIDED BY OR ON BEHALF OF SELLER TO PURCHASER, OR ANY OTHER MATTER OR THING REGARDING THE PROPERTY. PURCHASER ACKNOWLEDGES AND AGREES THAT UPON CLOSING

SELLER SHALL SELL AND CONVEY TO PURCHASER AND PURCHASER SHALL ACCEPT THE PROPERTY "AS IS, WHERE IS, WITH ALL FAULTS", EXCEPT TO THE EXTENT EXPRESSLY PROVIDED OTHERWISE IN THIS AGREEMENT. PURCHASER HAS NOT RELIED AND WILL NOT RELY ON, AND SELLER IS NOT LIABLE FOR OR BOUND BY, ANY EXPRESSED OR IMPLIED WARRANTIES, GUARANTIES, STATEMENTS, REPRESENTATIONS OR INFORMATION PERTAINING TO THE PROPERTY OR RELATING THERETO (INCLUDING SPECIFICALLY, WITHOUT LIMITATION, PROPERTY INFORMATION PACKAGES DISTRIBUTED WITH RESPECT TO THE PROPERTY) MADE OR FURNISHED BY OR ON BEHALF OF SELLER, THE MANAGER OF THE PROPERTY, OR ANY REAL ESTATE BROKER OR AGENT REPRESENTING OR PURPORTING TO REPRESENT SELLER, TO WHOMEVER MADE OR GIVEN, DIRECTLY OR INDIRECTLY, ORALLY OR IN WRITING, UNLESS SPECIFICALLY AND EXPRESSLY SET FORTH IN THIS AGREEMENT. PURCHASER REPRESENTS TO SELLER THAT PURCHASER HAS CONDUCTED, OR WILL CONDUCT PRIOR TO CLOSING, SUCH INVESTIGATIONS OF THE PROPERTY, INCLUDING BUT NOT LIMITED TO, THE PHYSICAL AND ENVIRONMENTAL CONDITIONS THEREOF, AS PURCHASER DEEMS NECESSARY TO SATISFY ITSELF AS TO THE CONDITION OF THE PROPERTY AND THE EXISTENCE OR NONEXISTENCE OR CURATIVE ACTION TO BE TAKEN WITH RESPECT TO ANY HAZARDOUS OR TOXIC SUBSTANCES ON OR DISCHARGED FROM THE PROPERTY, AND WILL RELY SOLELY UPON SAME AND NOT UPON ANY INFORMATION PROVIDED BY OR ON BEHALF OF SELLER OR ITS AGENTS OR EMPLOYEES WITH RESPECT THERETO, OTHER THAN SUCH REPRESENTATIONS, WARRANTIES AND COVENANTS OF SELLER AS ARE SPECIFICALLY AND EXPRESSLY SET FORTH IN THIS AGREEMENT. EXCEPT OTHERWISE AS EXPRESSLY SET FORTH IN THIS AGREEMENT, UPON CLOSING, PURCHASER SHALL ASSUME THE RISK THAT ADVERSE MATTERS, INCLUDING BUT NOT LIMITED TO, CONSTRUCTION DEFECTS AND ADVERSE PHYSICAL AND ENVIRONMENTAL CONDITIONS, MAY NOT HAVE BEEN REVEALED BY PURCHASER'S INVESTIGATIONS, AND PURCHASER, UPON CLOSING, SHALL BE DEEMED TO HAVE WAIVED, RELINQUISHED AND RELEASED SELLER (AND SELLER'S OFFICERS, DIRECTORS, SHAREHOLDERS, EMPLOYEES AND AGENTS) FROM AND AGAINST ANY AND ALL CLAIMS, DEMANDS, CAUSES OF ACTION (INCLUDING CAUSES OF ACTION IN TORT), LOSSES, DAMAGES, LIABILITIES, COSTS AND EXPENSES (INCLUDING ATTORNEYS' FEES AND COURT COSTS) OF ANY AND EVERY KIND OR CHARACTER, KNOWN OR UNKNOWN, WHICH PURCHASER MIGHT HAVE ASSERTED OR ALLEGED AGAINST SELLER (AND SELLER'S OFFICERS, DIRECTORS, SHAREHOLDERS, EMPLOYEES AND AGENTS) AT ANY TIME BY REASON OF OR ARISING OUT OF ANY LATENT OR PATENT CONSTRUCTION DEFECTS OR PHYSICAL CONDITIONS, VIOLATIONS OF ANY APPLICABLE LAWS (INCLUDING, WITHOUT LIMITATION, ANY ENVIRONMENTAL LAWS) AND ANY AND ALL OTHER ACTS, OMISSIONS, EVENTS, CIRCUMSTANCES OR MATTERS REGARDING THE PROPERTY. PURCHASER AGREES THAT SHOULD ANY CLEANUP, REMEDIATION OR REMOVAL OF HAZARDOUS SUBSTANCES OR OTHER ENVIRONMENTAL CONDITIONS ON THE PROPERTY BE REQUIRED AFTER THE DATE OF CLOSING, SUCH CLEAN-UP, REMOVAL

OR REMEDIATION SHALL BE THE RESPONSIBILITY OF AND SHALL BE PERFORMED AT THE SOLE COST AND EXPENSE OF PURCHASER.

         9.3 Effect and Survival of Disclaimers. Seller and Purchaser acknowledge that the compensation to be paid to Seller for the Property has been decreased to take into account that the Property is being sold subject to the provisions of this Article IX.


                                    ARTICLE X

                                  MISCELLANEOUS

         10.1 Confidentiality. Purchaser and its representatives shall hold in strictest confidence all data and information obtained with respect to Seller or its business, or the Property, whether obtained before or after the execution and delivery of this Agreement, and shall not disclose the same to others.

              10.1.1 It is understood and agreed that Purchaser may disclose such data and information to the employees, consultants, accountants, lenders and attorneys of Purchaser provided that such persons agree in writing to treat such data and information confidentially. Purchaser may also disclose such information to the extent required by law or the Securities and Exchange Commission.

              10.1.2 In the event this Agreement is terminated or Purchaser fails to perform hereunder, Purchaser shall promptly return to Seller any statements, documents, schedules, exhibits or other written information obtained from Seller or anyone acting for or on its behalf in connection with this Agreement or the transaction contemplated herein.

              10.1.3 It is understood and agreed that, with respect to any provision of this Agreement which refers to the termination of this Agreement and the return of the Deposit to Purchaser, such Deposit shall not be returned to Purchaser unless and until Purchaser has fulfilled its obligation to return to Seller the materials described in Section 10.1.2.

              10.1.4 In the event of a breach or threatened breach by Purchaser or its agents or representatives of this Section 10.1, Seller shall be entitled to an injunction restraining Purchaser or its agents or representatives from disclosing, in whole or in part, such confidential information.

              10.1.5 Nothing herein shall be construed as prohibiting Seller from pursuing any other available remedy at law or in equity for such breach or threatened breach.

         10.2 Public Disclosure. Any release to the public of information with respect to the sale contemplated herein or any matters set forth in this Agreement will be made only in the form approved by Purchaser and Seller and their respective counsel, which approval shall not be unreasonably withheld, delayed or conditioned.

         10.3 Discharge of Obligations. The acceptance of the Deed by Purchaser shall be deemed to be a full performance and discharge of every representation and warranty made by Seller herein and every agreement and obligation on the part of Seller to be performed pursuant to the provisions of this Agreement, except those which are herein specifically stated to survive Closing.

         10.4 Assignment.

              (a)  Purchaser  may not  assign its  rights  under this  Agreement without first obtaining Seller's written approval, which approval may be given or withheld in Seller's sole discretion. Notwithstanding the foregoing, Purchaser may, upon notice to Seller, assign this Agreement to, or designate to receive title to the Property, any affiliate of Purchaser; provided that no such assignment or designation shall relieve Purchaser from its obligations under this Agreement.


              (b) Under no circumstances shall Purchaser have the right to assign this Agreement to any person or entity owned or controlled by an employee benefit plan if Seller's or Seller's sale of the Property to such person or entity would, in the reasonable opinion of Seller's or Seller's ERISA advisor, create or otherwise cause a "prohibited transaction" under ERISA.

              (c) In the event Purchaser assigns this Agreement or transfers any ownership interest in Purchaser, and such assignment or transfer would make the consummation of the transaction hereunder a "prohibited transaction" under ERISA and necessitate the termination of this Agreement then, notwithstanding any contrary provision which may be contained herein, Seller shall have the right to pursue any remedy available at law or in equity as a result of such assignment or transfer.

         10.5 Notices. Any notice pursuant to this Agreement shall be given in writing by (a) personal delivery, or (b) reputable overnight delivery service with proof of delivery, or (c) United States Mail, postage prepaid, registered or certified mail, return receipt requested, or (d) legible facsimile transmission sent to the intended addressee at the address set forth below, or to such other address or to the attention of such other person as the addressee shall have designated by written notice sent in accordance herewith, and shall be deemed to have been given either at the time of personal delivery, or, in the case of expedited delivery service or mail, as of the date of first attempted delivery at the address and in the manner provided herein, or, in the case of facsimile transmission, as of the date of the facsimile transmission provided that an original of such facsimile is also sent to the intended addressee by means described in clauses (a), (b) or (c) above. Unless changed in accordance with the preceding sentence, the addresses for notices given pursuant to this Agreement shall be as follows:

                           If to Seller:

                           c/o ERE Yarmouth
                           787 Seventh Avenue
                           New York, NY  10019
                           Attention:  Mark Melhuish
                           TELECOPY:   202-223-2246

                           with a copy to:

                           Wolf, Block, Schorr and Solis-Cohen LLP
                           12th Floor Packard Building
                           111 South 15th Street
                           Philadelphia, PA  19102-2678
                           Attention:  Henry F. Miller, Esquire
                           TELECOPY:  (215) 977-2334

                           If to Purchaser:

                           Health and Retirement Properties Trust
                           400 Centre Street
                           Newton, MA  02158
                           Attn:  David J. Hegarty
                           TELECOPY:  617-332-2261

                           with a copy to:

                           Jennifer B. Clark, Esq.
                           Sullivan & Worcester LLP
                           One Post Office Square
                           Boston, MA  02109
                           TELECOPY:  617-338-2880

         10.6 Binding Effect.

              (a) This Agreement shall not be binding in any way upon Seller unless and until (i) Seller shall execute and deliver the same to Purchaser,
(ii) each stage of Seller's investment approval process has approved this transaction, and (iii) Seller's respective Investment Committee has thereafter given its written approval thereof.

              (b) If Seller has not given Purchaser written notice (the "Approval Notice") of the approvals referred to in Section 10.6(a) on or before the date (the "Approval Deadline") occurring fifteen (15) day after the Effective Date, or if prior to the Approval Deadline

Seller notifies Purchaser in writing that this Agreement has been disapproved, then this Agreement shall be deemed terminated and Purchaser shall be entitled to the return of the Deposit.

              (c) It is understood and agreed that at each stage of Seller's investment approval process, Seller or its investment advisor, ERE-Yarmouth, Inc., shall each have the right, in its unfettered discretion, to disapprove the transaction contemplated by this Agreement for any reason whatsoever, without obligation thereafter to proceed to the next stage of Seller's investment approval process. Seller's approval of this Agreement shall be evidenced only by both Seller's execution of this Agreement and Seller's sending of the Approval Notice to Purchaser prior to the Approval Deadline and, accordingly, Purchaser acknowledges and agrees that Purchaser cannot and will not rely upon any other statement or action of Seller or their representatives as evidence of Seller's approval of this Agreement or the subject matter hereof. Subject to the foregoing, Seller agrees to diligently pursue obtaining all required approvals as promptly as possible.

         10.7 Modifications. This Agreement cannot be changed orally, and no executory agreement shall be effective to waive, change, modify or discharge it in whole or in part unless such executory agreement is in writing and is signed by the parties against whom enforcement of any waiver, change, modification or discharge is sought.

         10.8 Tenant Notification Letters. Purchaser shall deliver to each and every tenant of the Property under a Lease thereof a signed statement acknowledging Purchaser's receipt and responsibility for each tenant's security deposit (to the extent delivered by Seller to Purchaser at Closing), if any, all in compliance with and pursuant to the applicable provisions of applicable law.

         10.9 Calculation of Time Periods. Unless otherwise specified, in computing any period of time described in this Agreement, the day of the act or event after which the designated period of time begins to run is not to be included and the last day of the period so computed is to be included, unless such last day is a Saturday, Sunday or legal holiday under the laws of the Commonwealth of Pennsylvania, in which event the period shall run until the end of the next day which is neither a Saturday, Sunday or legal holiday. The final day of any such period shall be deemed to end at 5 p.m., local time.

         10.10 Successors and Assigns. Subject to the provision of Section 10.4, the terms and provisions of this Agreement shall inure to the benefit of Seller and its successors and assigns and to the benefit of Purchaser and its permitted successors and assigns; and shall be binding on Seller and Purchaser and their respective successors and assigns.

         10.11 Entire Agreement. This Agreement, including the Exhibits, contains the entire agreement between the parties pertaining to the subject matter hereof and fully supersedes all prior written or oral agreements and understandings between the parties pertaining to such subject matter.

         10.12 Further Assurances. Each party agrees that it will, without further consideration, execute and deliver such other documents and take such other action, whether prior or subsequent to Closing, as may be reasonably requested by the other party to consummate more effectively the purposes or subject matter of this Agreement. Without limiting the generality of the foregoing, Purchaser shall, if requested by Seller, execute acknowledgments of receipt with respect to any materials delivered by Seller to Purchaser with respect to the Property.

         10.13 Counterparts. This Agreement may be executed in counterparts, and all such executed counterparts shall constitute the same agreement. It shall be necessary to account for only one such counterpart containing signatures of all of the parties to this Agreement in proving this Agreement.

         10.14 Severability. If any provision of this Agreement is determined by a court of competent jurisdiction to be invalid or unenforceable, the remainder of this Agreement shall nonetheless remain in full force and effect.

         10.15 Applicable Law; Waiver of Trial by Jury. THIS AGREEMENT IS PERFORMABLE IN THE COMMONWEALTH OF PENNSYLVANIA AND SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE SUBSTANTIVE FEDERAL LAWS OF THE UNITED STATES AND THE LAWS OF THE COMMONWEALTH OF PENNSYLVANIA. SELLER AND PURCHASER HEREBY IRREVOCABLY SUBMIT TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT SITTING IN THE COMMONWEALTH OF PENNSYLVANIA IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT AND HEREBY IRREVOCABLY AGREE THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING SHALL BE HEARD AND DETERMINED IN A STATE OR FEDERAL COURT SITTING IN THE COMMONWEALTH OF PENNSYLVANIA. THE PARTIES TO THIS AGREEMENT WAIVE TRIAL BY JURY.

         10.16 No Third Party Beneficiary. The provisions of this Agreement and of the documents to be executed and delivered at Closing are and will be for the benefit of Seller and Purchaser only and are not for the benefit of any third party, and accordingly, no third party shall have the right to enforce the provisions of this Agreement or of the documents to be executed and delivered at Closing.

         10.17 Exhibits and Schedules. The following schedules or exhibits attached hereto shall be deemed to be an integral part of this Agreement:

                           1.1(a)     - Description of Land

                           1.1(c)     - Inventory of Personal Property

                           1.1(e)     - Schedule of Leases

                           1.1(f)     - List of Operating Agreements

                           2.1        - Title Commitment

                           4.1(j)     - Seller's Title Company Affidavit

                           4.1(n)     - Tenant Notice Letter Form

                           4.1(o)     - Form of FIRPTA Certificate

                           5.1.4      - List of Leasing Commission Agreements

                           5.1.5      - Violation Notice

                           5.4.2      - Form of Tenant Estoppel Certificate

         10.18 Captions. The section headings appearing in this Agreement are for convenience of reference only and are not intended, to any extent and for any purpose, to limit or define the text of any section or any subsection hereof.

         10.19 Construction. The parties acknowledge that the parties and their counsel have reviewed and revised this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any exhibits or amendments hereto.

         10.20 Termination of Agreement. It is understood and agreed that if either Purchaser or Seller terminates this Agreement pursuant to a right of termination granted hereunder, such termination shall operate to relieve Seller and Purchaser from all obligations under this Agreement, except for such obligations as are specifically stated in Section 10.21 to survive the termination of this Agreement.

         10.21 Survival. The provisions of the following Sections of this Agreement shall survive a termination of this Agreement or Closing, and shall not be merged into the execution and delivery of the Deed: 3.1.4; 4.3; 4.4; 4.5; 4.6; 5.1(limited in duration as stated in Section 5.3 above); 5.5 (limited in duration as set forth in Section 5.6 above); 5.7; 6.1; 6.2; 7.3; 8.1; 9.1; 9.2;
9.3; 10.3; 10.5; 10.7; 10.10;  10.11;  10.12; 10.14; 10.15; 10.16; 10.17; 10.18;
10.19; 10.20; 10.22; and 10.24.

         10.22 Recordation. Purchaser and Seller agree not to record this Agreement or any Memorandum hereof.

         10.23 Proper Execution. The submission by Seller to Purchaser of this Agreement in unsigned form shall be deemed to be a submission solely for Purchaser's consideration and not for acceptance and execution. Such submission shall have no binding force and effect, shall not constitute an option, and shall not confer any rights upon Purchaser or impose any obligations upon Seller irrespective of any reliance thereon, change of position or partial performance.

         10.24 No Partnership. Nothing contained in this Agreement shall be construed to create a partnership or joint venture between or among the parties or their successors in interest.

         10.26 Financial. Seller shall deliver to Purchaser audited financial statements for the Property with respect to 1996 and 1997 calendar years and the period beginning January 1, 1998 and ending March 31, 1998, such financial statements to be prepared by Seller's regularly engaged independent certified public accountants. Seller shall also provide Purchaser's accountants with such certifications with respect to such financial statements as Purchaser may reasonably request to comply with law or applicable SEC requirements. The provisions of this Section 10.26 shall survive Closing and shall be subject to the confidentiality provisions of Section 10.1 and 10.2 above (which for this purpose shall survive Closing).

         10.27 Nonliability of Trustees. THE DECLARATION OF TRUST ESTABLISHING PURCHASER, A COPY OF WHICH, TOGETHER WITH ALL AMENDMENTS THERETO (THE "DECLARATION"), IS DULY FILED WITH THE DEPARTMENT OF ASSESSMENTS AND TAXATION OF THE STATE OF MARYLAND, PROVIDES THAT THE NAME "HEALTH AND RETIREMENT DECLARATION COLLECTIVELY AS TRUSTEES, BUT NOT INDIVIDUALLY OR PERSONALLY, AND THAT NO TRUSTEE, OFFICER, SHAREHOLDER, EMPLOYEE OR AGENT OF PURCHASER SHALL BE HELD TO ANY PERSONAL LIABILITY, JOINTLY OR SEVERALLY, FOR ANY OBLIGATION OF, OR CLAIM AGAINST, PURCHASER. ALL PERSONS DEALING WITH PURCHASER, IN ANY WAY, SHALL LOOK ONLY TO THE ASSETS OF PURCHASER FOR THE PAYMENT OF ANY SUM OR THE PERFORMANCE OF ANY OBLIGATION. THE PROVISIONS OF THIS SECTION 10.27 SHALL SURVIVE CLOSING.

         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the Effective Date.

                                     SELLER:

                                     MSA 1600 ASSOCIATES, L.P.,
                                     a Pennsylvania limited partnership

                                     By: Its General Partner
                                            MSA 1600 Associates A-I,

                                             By Its General Partners
                                                  MSA 1600 B-I, Inc.

                                                  By: /s/ Joseph C. Thomas, Jr.
                                                           President

                                                  MSA  1600 B-II, Inc.

                                                  By: /s/ Joseph C. Thomas, Jr.
                                                           President

                                     BUYER:

                                     HEALTH AND RETIREMENT PROPERTIES TRUST

                                     By: /s/ David J. Hegarty

                      Exhibit 1.1(a) - Description of Land

                 Exhibit 1.1(c) - Inventory of Personal Property

                       Exhibit 1.1(e) - Schedule of Leases

                  Exhibit 1.1(f) - List of Operating Agreements

                         Exhibit 2.1 - Title Commitment

                Exhibit 4.1(j) - Seller's Title Company Affidavit

                   Exhibit 4.1(n) - Tenant Notice Letter Form

                   Exhibit 4.1(o) - Form of FIRPTA Certificate

              Exhibit 5.1.4 - List of Leasing Commission Agreements

                        Exhibit 5.1.5 - Violation Notice

               Exhibit 5.4.2 - Form of Tenant Estoppel Certificate